UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14f-1 THEREUNDER

FILED BY THE REGISTRANT [x]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[ ]    PRELIMINARY INFORMATION STATEMENT

[ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS
       PERMITTED BY RULE 14(C)-5(D)(2))

[x]    DEFINITIVE INFORMATION STATEMENT


                               BARPOINT.COM, INC.
                               ------------------
        (Exact name of registrant as specified in its corporate charter)
                          Commission File No. 000-21235

               DELAWARE                         11-2780723
               --------                         ----------
       (State of Incorporation)         (IRS Employer Identification No.)

                          3100 Five Forks Trickum Road
                                    Suite 401
                                Lilburn, GA 30047
                                -----------------
                    (Address of principal executive offices)

                                 (770) 736-9383
                                 --------------
                           (Issuer's telephone number)

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[ ]   FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14C-5(G) AND 0-11.

1)    TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
      COMMON STOCK, $0.001 PAR VALUE
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      TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS
      CALCULATED AND STATE HOW IT WAS DETERMINED):

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[ ]   FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[ ]   CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT
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

                               BARPOINT.COM, INC.

INTRODUCTION

         This Information Statement is being delivered on or about March 26, 2004 to the holders of shares of common stock, par value $0.001 (the "Common Stock") of BarPoint.com, Inc. (the "Company"). You are receiving this Information Statement in connection with the appointment of a new member to the Company's board of directors, the future addition of two additional members as a result of the recent merger of FUNDever, Inc. into a wholly-owned subsidiary of the Company, and the change of the Company's name to LoyaltyPoint, Inc.

         On February 18, 2004, FUNDever, Inc., a Delaware corporation ("FUNDever") merged into a wholly-owned subsidiary of the Company. FUNDever was the surviving corporation and is now a wholly-owned subsidiary of the Company. The Company issued 68,250,021 shares of its Common Stock to FUNDever stockholders. As a result of this transaction, control of the Company changed, the directors of the Company except for Leigh M. Rothschild resigned, Mr. Paul Robinson was appointed to the Company's board of directors and the Company agreed to appoint Messrs. Robert A. Scellato and Stephen Avalone to the board of directors, effective 10 days after the mailing of this Information Statement.

         Although the Merger Agreement required that two independent directors be appointed prior to closing, that requirement was waived. The Company intends to appoint two additional non-employee directors in the near future. The management of the Company resigned with the management of FUNDever replacing it, including Mr. Robinson who is now chief executive officer. The remaining officers are Mr. G.P. Michael Freeman, as president, Mr. Robinson as treasurer, Mr. Avalone, as chief marketing officer and secretary, Mr. Curtis T. Ramsey as chief financial officer and Mr. Andrew Schulz as chief technology officer.

         As a result of the merger, the principal stockholders of the Company (who hold more than a majority of outstanding voting power) have signed a consent amending the Company's Certificate of Incorporation in order to change its name to LoyaltyPoint, Inc., which will take effect 20 days after the mailing of this Information Statement, and made certain other changes described under "Amendment of Certificate of Incorporation." For further information concerning the merger, see the Form 8-K filed by the Company with the Securities and Exchange Commission (the "SEC") which is available on its website at www.sec.gov.

YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities of the Company
--------------------------------

         As of the closing of the merger, there were 94,900,000 shares of the Company's Common Stock issued and outstanding (giving effect to a stock dividend payable to stockholders of record prior to the merger). Each share of Common Stock entitles the holder thereof to one vote on each matter that may come before a meeting of the stockholders. In addition, there are three shares of super voting Series A preferred stock outstanding that entitle the holder to 671,766 votes, which vote together with the Common Stock.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

         The following table sets forth, as of the date of this Information Statement, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each executive officer and director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all directors and executive officers as a group.

                                                                                                    Percent
                           Name and Address of                        Amount and Nature of             of
Title of Class             Beneficial Owner(1)                        Beneficial Ownership      Voting Power(2)
--------------             -------------------                        --------------------      ---------------
Common Stock               Robert A. Scellato                              21,381,825                22.4%
                           4730 North 500 West
                           Bargersville, IN 46106

Common Stock               Paul Robinson                                    8,327,899                 8.7%
                           3100 Five Forks Trickum Road
                           Suite 401
                           Lilburn, GA 30047

Common Stock               Stephen Avalone                                  6,559,281                 6.9%
                           3100 Five Forks Trickum Road
                           Suite 401
                           Lilburn, GA 30047

Common Stock               G. P. Michael Freeman                            5,855,263                 6.1%
                           3100 Five Forks Trickum Road
                           Suite 401
                           Lilburn, GA 30047


Common Stock               Curtis T. Ramsey                                         0(3)                0%
                           3100 Five Forks Trickum Road
                           Suite 401
                           Lilburn, GA 30047

Common Stock               Andrew Schulz                                            0(4)                0%
                           923 Hamilton Avenue
                           Menlo Park, CA 94025

Common Stock and           Leigh M. Rothschild                              8,410,068(5)              8.7%
Preferred Stock            3100 Five Forks Trickum Road
                           Suite 401
                           Lilburn, GA 30047

All executive officers                                                     50,534,436(3),(4),(5)     52.3%
and directors as a group
(7 persons)

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and unless otherwise indicated, represents securities for which the beneficial owner has sole voting investment power or has the power to acquire such beneficial ownership within 60 days.

(2) Based upon the total voting power of both Common Stock and the Series A Preferred Stock which vote together as one class.

(3) Does not include options to purchase 950,000 shares of Common Stock exercisable at $0.15 per share received by Mr. Ramsey as an inducement to his employment with FUNDever. The options vest subject to continued employment over a three-year period with the first vesting date in 2005.

(4) Does not include 832,337 options exercisable at $0.0865 per share which are unvested. The options vest at the rate of 25% (or 202,304) in July 2004 subject to continued employment and the balance at the rate of 6.25% per quarter subject to continued employment.

(5) Includes shares of Common Stock received from the stock dividend referred to above. Includes 5,749,892 shares of Common Stock beneficially owned by an irrevocable trust, of which Mr. Rothschild is a beneficiary and 974,449 shares of Common Stock exercisable upon exercise of vested options held by Mr. Rothschild and the trust and 671,766 votes as the result of the ownership of preferred stock which votes together with Common Stock as one class, although the Series A Preferred Stock is not convertible into Common Stock. Classes I and II of Series A Preferred Stock lose their voting rights five years after they were issued (after June 7, 2004), and only the voting rights of Class III will remain after June 7, 2004. After such date, the votes attributable to the Series A Preferred Stock will be reduced from 671,766 to 346,766.

BOARD OF DIRECTORS AND MANAGEMENT

         The following contains information, including the name and age of the persons who will be directors of the Company effective 10 days after the mailing of this Information Statement, information concerning Messrs. Robinson and Rothschild and information concerning the Company's new management. The executive officers of the Company are elected annually by the board of directors. The directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the board of directors. Unless described below, there are no family relationships among any of the directors and officers. The table reflects the board of directors effective 10 days after the mailing of this Information Statement:

Name                      Age      Position(s)
----                      ---      -----------
Paul Robinson             45       Chief executive officer, treasurer, and
                                   chairman of the board of directors

Stephen Avalone           34       Chief marketing officer, secretary and
director

Robert A. Scellato        63       Director

Leigh M. Rothschild       52       Director

            Paul Robinson became chief executive officer, treasurer and chairman of the board of directors of the Company upon consummation of the merger. Mr. Robinson has been chief executive officer and chairman of the board of directors of FUNDever since it commenced operations in April 2002. From June 1, 1999 through February 28, 2002, Mr. Robinson was president of Netbytel, Inc. From January 1, 1998 through May 31, 1999, Mr. Robinson was president of Wholesell.com.

            G. P. Michael Freeman became president of the Company upon consummation of the merger. He has been president and chief operating officer of FUNDever since September 2002 and a director of FUNDever since January 2003. From May 2001 through July 2002, he was executive vice president and chief marketing officer of Shoptalk, Inc. From April 1999 through December 2000, he served with Hot Office, Inc. in multiple capacities, including acting chief operating officer and senior vice president, marketing and sales. From June 1992 through March 1999, Mr. Freeman served in multiple marketing, brand management and strategic planning capacities for Sprint Corp., a leading telecommunications provider. His last position was as director of marketing, Sprint Wholesale.

            Stephen Avalone became chief marketing officer, secretary and a member of the board of directors of the Company upon consummation of the merger. He has been chief marketing officer and a member of FUNDever's board of directors since it commenced operations in April 2002 and secretary since January 15, 2003. From January 2000 through January 2002, Mr. Avalone was vice president, marketing, for Netbytel. From January 1998 through January 2000, Mr. Avalone was director of marketing, public relations and product management for Allen System Group.

            Curtis T. Ramsey became chief financial officer of the Company upon the closing of the merger and of FUNDever effective on February 2, 2004. From September 2001 through December 2003, Mr. Ramsey was employed by GF Health Products, Inc. as director-finance and treasurer. From May 2001 to September 2001, Mr. Ramsey was vice president and chief financial officer of I-Tel Networks, Inc. Previously, from December 1999 through October 2000, Mr. Ramsey served as chief financial officer of Metro USA, Inc. From March 1999 to December 1999, Mr. Ramsey was vice president and chief financial officer of Today.com, Inc.

            Andrew Schulz became chief technology officer of the Company upon the closing of the merger. He joined FUNDever in August of 2003 as chief technology officer. From September 2000 through July 2003, Mr. Schulz was employed by Schoolpop, Inc. as director of engineering. He continued his duties with Schoolpop upon its acquisition by FUNDever in August 2003. In May 2000 through September 2000, Mr. Schulz was unemployed. From July 1999 through April 2000, Mr. Schulz was chief technology officer of Overseas Systems, LLC.

         Robert A. Scellato became a director of the Company upon consummation of the merger. He has been a director of FUNDever since June 2003. For more than the past five years, he has been self-employed through Scellato Farms, which operates a farm in Indiana through Scellato Farms, LLC and through entities he also controls the operations of two farms located in Australia. Additionally, for more than the past five years, Mr. Scellato has been a private investor.

         Leigh M. Rothschild founded the Company in October 1998 and was its chairman of the board until the closing of the merger, at which time he remained as a director. Mr. Rothschild is a former presidential appointee to the High-Resolution Board for the United States under former President George W. Bush. He has served two Florida governors on technology boards and served as a special advisor to the then Florida Secretary of Commerce, now Governor, Jeb Bush. He is not currently employed.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

         Because of an SEC rule that requires this Information Statement to be mailed to stockholders and 10 days to elapse before a majority of the board of directors can change, the Company's board of directors currently consists of two persons, Mr. Robinson and Mr. Rothschild. Ten days following the mailing of this Information Statement, Messrs. Scellato and Avalone will also become directors.

         The Company held eight meetings of its board of directors during 2003, which is its last completed full fiscal year. Mr. Rothschild attended more than 75% of the total number of meetings of the Board of Directors during 2003.

AUDIT COMMITTEE AND CORPORATE GOVERNANCE

         The board of directors does not have an audit committee, nominating committee or compensation committee or any committees performing similar functions. In the near future, the Company intends to establish audit, compensation and nominating committees and adopt such other corporate governance functions as it believes appropriate and necessary for the protection of investors. Each committee will have a majority of independent directors.

         Although the Company does not currently have a process for security holders to send communications to the board of directors, the Company believes that such communication is an important corporate governance step and it intends to implement such a process as soon as practicable.

         The Company expects to compensate its non-employee directors, which will consist of four people, with stock options, the amount of which has not been determined. During 2003, the Company compensated its non-employee directors as follows: $10,000 and options to purchase 10,000 shares plus $5,000 and options to purchase 5,000 shares for member of the audit committee and $2,500 and options to purchase 2,500 shares for members of the compensation committee.

NOMINATING COMMITTEE

         The Company currently has no independent directors as the term "independent" is defined by the rules of the Nasdaq Stock Market. Mr. Rothschild is not considered independent because he was an employee of the Company during the past three years and Mr. Scellato is not independent due to significant business relationships with the Company. The Company intends to form a nominating committee in the near future and appoint the two future designees to it. At that time, it will adopt a nominating committee charter. At this time, the Company does not have any policy with regard to the consideration of any director candidates recommended by security holders. The Company believes that the establishment of such a policy is within the purview of a nominating committee. Similarly, the Company does not have any specific qualifications for membership on the nominating committee or for a nominee to the board of directors at this time, although it expects that the nominating committee may implement such policies in the future and it is for this reason that the Company does not know whether there will be any difference in the manner in which the nominating committee will evaluate nominees to be a director based on whether the nominee is recommended by a security holder or otherwise. The directors listed above represent persons selected by FUNDever as part of the Merger Agreement and negotiated with prior management of the Company. At this time, the Company does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees to the board of directors. The Company has not received any requests from any security holder recommending any nominees to its board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with the closing and the merger, the Company elected not to retain existing management. As a result, its former officers received payments under change of control agreements of $783,004.27 directly from the Company, including Mr. Rothschild, who received $420,375.57. The severance agreements required the Company to continue employing its officers for one year following a change of control. The amendment of the severance agreements provided for lump sum payments in exchange for immediate termination of employment.

         The following information relates to transactions between FUNDever and the Company's new officers and directors. Messrs. Robinson and Avalone own a 43% and 20% interest, respectively, of Your Auction Stop, which provides services to Schoolpop, Inc., a subsidiary of FUNDever. Because the former board of directors required FUNDever to extend its lines of credit which had been guaranteed by the FUNDever officers listed above and in order to expedite the merger closing, Mr. Scelatto paid one of the prior lines of credits and lent Schoolpop $1,000,200. This loan is payable monthly with interest at 1.5% over the prime rate and has a maturity date of February 17, 2005. Each of Messrs. Robinson, Freeman, and Avalone are guarantors of this loan. In addition, Messrs. Robinson, Freeman, Avalone and Scellato remain guarantors on a $430,000 line of credit to Schoolpop which was originally with FUNDever and that loan has been extended to May 31, 2005.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10 percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4 and 5 supplied to the Company, none of the officers, directors or 10 percent stockholders of the Company were delinquent in any necessary filings under Section 16(a).

EXECUTIVE COMPENSATION

         Through their employment agreements with FUNDever, which were assigned to the Company at closing and expire on December 31, 2004, Mr. Robinson receives an annual salary of $200,000 per year, Mr. Freeman $175,000 per year, and Mr. Avalone $140,000 per year. Each of these officers also receives a $750 per month automobile allowance and reimbursement for 90% of their health insurance premiums. Upon termination or non renewal of their agreements (except for cause), Messrs. Robinson and Avalone are entitled to one-year's severance and Mr. Freeman three month's severance. Additionally, Mr. Ramsey receives a salary at the annual rate of $125,000 and is entitled to three months severance if dismissed without cause. He also received 950,000 stock options exercisable at $0.15 per share which vest over three years (subject to continued employment) with the first vesting date in 2005. Mr. Schulz receives an annual salary of $150,000 a year. In addition, he received a grant of stock options from FUNDever which converted to 809,217 options exercisable at $0.0865 per share. Of these options, 25% vest in July 2004 and the balance vest at the rate of 6.25% per quarter.

         Except for the employment agreements described above, the Company does not pay any compensation to its officers.

SUMMARY COMPENSATION TABLE

      The following table sets forth the compensation paid during each of the three years ended December 31, 2003 to our chief executive officer and our other executive officers whose total salary and bonus in our fiscal year ended December 31, 2003 exceeded $100,000. It is included because it is required by an SEC rule, although it does not list compensation of our new management since none was paid by us.

                                                                               Annual Compensation
                                                                               -------------------
                                                    Fiscal                                  Other Annual
Name and Principal Position                         Year       Salary        Bonus          Compensation
---------------------------                         ----       ------        -----          ------------
Leigh M. Rothschild                                 2003       $350,000      $0             $0
  Chief Executive Officer and Chairman              2002       $340,770      $0             $0
   of the Board                                     2001       $351,923      $0             $0

Jeffrey W. Sass                                     2003       $299,999      $0             $0
   President, Chief Executive Officer               2002       $295,153      $0             $0
   and Secretary (Principal Executive               2001       $296,539      $0             $0
   Officer)

Jeffrey Benjamin(1)                                 2003       $115,000      $0             $0
    Chief Financial Officer                         2002       $115,885      $0             $0
    (Principal Accounting Officer)                  2001       $106,538      $0             $0

--------------
(1) Mr. Benjamin resigned effective December 31, 2003.

STOCK OPTIONS

         No stock options were granted to or exercised by any of the named executive officers during the last completed fiscal year.

         During 2003, the Company did not adjust or amend the exercise price of any stock options previously awarded to any of the named executive officers, whether through amendment, cancellation or replacement grants, or any other means.

AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

         As stated on page 1 of this Information Statement, stockholders of the Company owning a majority of its voting power have signed a consent to amend and restate its Certificate of Incorporation. This will be effective 20 days after the mailing of this Information Statement. Additionally, the board of directors has adopted new bylaws; under the prior bylaws, the board of directors was authorized to adopt new bylaws with two limited exceptions. The new bylaws conflict with one of these exceptions in that the old bylaws provided the board with the power to remove a director for cause; the new bylaws do not confer this power on the board and provide only the stockholders may remove a director with or without cause. Because the Company's counsel has advised it that Delaware law does not permit the board to remove a director, the new bylaws became effective upon approval by the board. By consent of a majority of the voting power, the stockholders have ratified the amendment of the bylaws.

         The principal change to the Certificate of Incorporation was to change the name of the corporation from BarPoint.com.inc to LoyaltyPoint, Inc. Additionally, the indemnification provisions have been modified in some respects. First, Article Tenth of the current Certificate of Incorporation is very general and provides indemnification to officers and directors, employees and agents to the fullest extent permitted under Section 145 of the Delaware General Corporation Law. The proposed Article XIII is more specific and also provides indemnification to the fullest extent permitted, except that the new version provides that no indemnification, including advancement of expenses, shall be available in any proceeding in which the Company asserts a direct claim (as opposed to a stockholders' derivative action) no matter what the direct claim is called. This limitation is designed to provide that, for example, a director or former director cannot file a lawsuit against the Company and require the Company to pay for such person's legal fees and expenses. In addition, the indemnification provisions of proposed Article XIII contain procedures not included by the more general provision that currently exist.

         The other principal change to the Certificate of Incorporation relates to amendment of the bylaws. Previously, Article Eighth provided that the board of directors have the power to amend the bylaws except to the extent they relate to the classification of directors as provided under Section 141(d) of the Delaware General Corporation Law. This limitation is removed in Article VI which provides that the power to amend or repeal bylaws shall be vested in the board of directors or the stockholders. This proposed change is further complicated because the old bylaws appear to conflict with the Certificate of Incorporation.
Article IX, Section 2 of the prior bylaws provided that the board of directors may amend or repeal bylaws except that the board shall have no power to change the quorum for meetings of stockholders or change any provisions of the bylaws with respect to the removal of directors or the filling of vacancies resulting from such removal. The Company believes that the board of directors should not have any limitation on its power to amend the bylaws.


Dated:  March 23, 2004                    By order of the Board of Directors


                                          /s/ Paul Robinson
                                          --------------------------------------
                                          Paul Robinson, Chief Executive Officer